Exhibit 10.2

EXECUTION VERSION

Amendment No. 5 to Receivables Purchase Agreement

AMENDMENT AGREEMENT (this “Amendment”) dated as of October 3, 2008 among Lexmark Receivables Corporation (the “Seller”), Gotham Funding Corporation (“Gotham”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTM”) (formerly known as The Bank of Tokyo-Mitsubishi Ltd., New York Branch), as Program Agent, an Investor Agent and a Bank, and Lexmark International, Inc. (“Lexmark”), as Collection Agent and Originator.

Preliminary Statements.

(1) The Seller and the Originator are parties to that certain Purchase and Contribution Agreement dated as of October 22, 2001, as amended, pursuant to which, and subject to and upon the terms and conditions of which, the Seller has acquired, and may continue to acquire, Receivables from the Originator, either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and the Originator.

(2) The Seller, CIESCO, LLC, Gotham, Citibank, N.A., BTM, Citicorp North America, Inc. and Lexmark entered into an Amended and Restated Receivables Purchase Agreement dated as of October 8, 2004 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and may in the future sell Receivable Interests to the Investors and/or the Banks thereunder prior to the occurrence of the Facility Termination Date or the Commitment Termination Date, as applicable.

(3) As of the date hereof, but prior to the execution and effectiveness hereof, pursuant to that certain Resignation and Appointment Agreement, dated as of the date hereof (the “Resignation Agreement”),  Citicorp North America, Inc. resigned as the “Program Agent” under the Agreement and Citicorp North America, Inc. and BTM, each in their capacities as Investor Agents, appointed BTM as the successor “Program Agent”.

(4) By operation of the terms and provisions of the Agreement, as of the date hereof, (i) the Facility Termination Date has occurred under the Agreement with respect to CIESCO, LLC (in its capacity as an Investor) and the Commitment Termination Date has occurred under the Agreement with respect to Citibank, N.A. (in its capacity as a Bank), (ii) CIESCO, LLC ceased to be an Investor and ceased to be a party under the Agreement and each of the other Transaction Documents, (iii) Citibank, N.A. ceased to be a Bank and a Related Bank and ceased to be a party under the Agreement and each of the other Transaction Documents, (iv) Citicorp North America, Inc. ceased to be an Investor Agent and ceased to be a party under the Agreement and each of the other Transaction Documents, and (v) the Group relating to CIESCO, LLC ceased to be a “Group” under the Agreement and each of the other Transaction Documents (except that, as contemplated by the Agreement, the provisions of Sections 6.07, 10.01 and 11.04 of the Agreement remain in effect for the benefit of CIESCO, LLC, Citibank, N.A., and Citicorp North America, Inc.)

(5) Each of Gotham and BTM desire that  the Facility Termination Date under the Agreement with respect to Gotham (in its capacity as an Investor), and the Commitment Termination Date under the Agreement with respect to BTM (in its capacity as a Bank), each be extended until October 2, 2009.

(6) The parties hereto desire to amend certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendments to Definitions.  Upon the effectiveness of this Amendment, Section 1.01 of the Agreement is hereby amended as follows:

1.1  The definition of “Alternate Base Rate” is hereby deleted and replaced as follows:

                                           “Alternate Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of:

                                            (a) the rate of interest most recently announced by The Bank of Tokyo-Mitsubishi UFJ, Ltd. in New York, New York as its Prime Rate; or

                                            (b) the Federal Funds Rate most recently determined by BTM, plus 1.00%.

                                           The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by The Bank of Tokyo-Mitsubishi UFJ, Ltd. or BTM in connection with extensions of credit.

1.2  The definition of “Applicable Margin” is amended by deleting the reference to “1.00%” in clause (2) thereof and inserting in lieu thereof “1.50%.”

1.3  The definition of “Asset Purchase Agreement” is amended by deleting the words “Citibank and” in each of clauses (a) and (b) thereof.

1.4  Clause (iii) of the definition of “Assignee Rate” is amended by deleting the phrase “CIESCO and Gotham” and replacing it with the phrase “the Investor in its Group.”

1.5  The definition of “Assignment and Acceptance” is amended by (i) adding the designation “(i)” after the word “means” in the first line thereof and (ii) adding the following phrase at the end thereof:  “or (ii) a Group Assignment.”

1.6  The definition of “Bank Commitment” is amended by (i) deleting the text of clause (a) thereof and inserting in lieu thereof “[Intentionally Omitted]” and (ii) deleting the phrase “Citibank or” in the parenthetical in clause (c) thereof.

1.7  The definition of “Banks” is amended by deleting the name “Citibank” therein.

1.8  The definition of “Commitment Termination Date” is amended by replacing the date appearing in clause (a) thereof with the date “October 2, 2009.”

1.9  The definition of “Eurodollar Rate” is amended by deleting the words “principal office of Citibank” and inserting in lieu thereof the words “principal office of The Bank of Tokyo-Mitsubishi UFJ, Ltd.”

1.10  The definition of “Facility Termination Date” is amended by replacing the date in clause (a) thereof with the date “October 2, 2009.”

1.11  The definition of “Federal Funds Rate” is deleted and replaced as follows:

                                            “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to:

                                              (a)  the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                                              (b)  if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BTM from three federal funds brokers of recognized standing selected by it.

1.12  The first sentence of the definition of “Investor Purchase Limit” is deleted and replaced as follows:

                                            “Investor Purchase Limit” means (a) with respect to the Group which contains Gotham and its Related Banks, $100,000,000, as such amount may be reduced or increased pursuant to any Group Assignment entered into by such Group and (b) with respect to any Additional Group, the amount set forth in the Group Assignment pursuant to which such Group became party to this Agreement, as such amount may be reduced or increased pursuant to any further Group Assignment entered into by such Group.

1.13  Clause (a) of the definition of “Investor Rate” is deleted and replaced as follows:

             (a)  with respect to any Investor other than Gotham, the rate set forth in the related Group Assignment as such Investor’s “Investor Rate”;

1.14 The definition of “Percentage” is amended by deleting the text of clause (a) thereof and inserting in lieu thereof “[Intentionally Omitted]”.

1.15 The definition of “Purchase Limit” is amended by deleting the reference to “$200,000,000” and inserting in lieu thereof “$100,000,000”.

1.16 The definitions of “Eligible Assignee,” “Excluded Receivables,” “Group,” “Investor,” “Investor Agent,” “Investor Agent’s Account” and “Related Bank” in Section 1.01 are each deleted and replaced by the respective definitions set forth below in the appropriate alphabetical order:

“Eligible Assignee” means, with respect to any Group, (i) the Investor Agent for such Group or any of its Affiliates, (ii) any Person managed by such Investor Agent or any of its Affiliates or (iii) any financial or other institution acceptable to such Investor Agent.

“Excluded Receivables” means the indebtedness of (i) KeyTronicEMS Co., (ii) any Obligor located outside of the fifty states of the United States and the District of Columbia, but solely to the extent such indebtedness arises from goods having a final destination or services rendered exclusively outside of the fifty states of the United States and the District of Columbia, (iii) any Obligor of the managed print services business of the Originator (formerly known as Lexmark Solution Services) (but only with respect to such Obligor’s indebtedness to the Lexmark Solution Services business) and (iv) any Obligor of the managed print services business of the Originator in connection with Lexmark Financial Services, LLC (but only with respect to such Obligor’s indebtedness to the Originator in connection with the managed print services business), in each case resulting from the provision or sale of merchandise, insurance or services by the Originator under a Contract.

“Group” means (a) with respect to Gotham, its Investor Agent, its Related Banks and Gotham, and (b) with respect to each other Investor, its Investor Agent, its Related Banks and such Investor.

“Investor” means Gotham or an Eligible Investor that shall become a party to this Agreement pursuant to Section 11.03 and all other owners by assignment or otherwise of a Receivable Interest originally purchased by Gotham or such Eligible Investor and, to the extent of the undivided interests so purchased, shall include any participants.

“Investor Agent” means (a) with respect to Gotham and its Related Banks, BTM or any successor investor agent designated by such parties, and (b) with respect to any other Investor and its Related Banks, the Investor Agent named in the related Group Assignment or any successor investor agent designated by such parties.

“Investor Agent’s Account” means (a) with respect to Gotham and its Related Banks, the special account (account number 310035147) of their Investor Agent maintained at the office of BTM at 1251 Avenue of the Americas, New York, New York, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent, and (b) with respect to any other Investor and its Related Banks, the special account of their Investor Agent maintained at the office of their Investor Agent identified in the related Group Assignment, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent.

“Related Bank” means (a) with respect to Gotham, BTM, each Bank which has entered into an Assignment and Acceptance with BTM, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance, and (b) with respect to each other Investor, each Eligible Related Bank identified in the Group Assignment pursuant to which such Investor became a party to this Agreement, each Bank which has entered into an Assignment and Acceptance with each such Eligible Related Bank, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance.

1.17 The following definitions are added to Section 1.01 in the appropriate alphabetical order:

“Additional Group” means each Eligible Investor, its Eligible Related Banks and its Investor Agent that becomes a party to this Agreement by entering into a Group Assignment.

“Eligible Investor” means a receivables investment company which (i) in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) has a short-term debt rating of at least A1 from S&P and P1 from Moody’s, (iii) has an office in the United States and (iv) is approved by the Seller, such approval not to be unreasonably withheld or delayed.

“Eligible Related Bank” means a commercial bank which (i) has combined capital and surplus of at least $250,000,000, (ii) has an office in the United States and (iii) is approved by the Seller, such approval not to be unreasonably withheld or delayed.

“Group Assignment” means an assignment and acceptance agreement entered into by an Investor, its Related Banks, its Investor Agent, an Eligible Investor, its Eligible Related Banks, its Investor Agent and the Program Agent, pursuant to which such Eligible Investor, Eligible Related Banks and Investor Agent may become parties to this Agreement, in form and substance satisfactory to the parties thereto and the Seller.

SECTION 2. Other Amendments.  In addition to the amendments set forth in Section 1 hereof, upon the effectiveness of this Amendment, the Agreement is hereby amended as follows:

2.1 The reference to “the Program Agent” in clause (2) of the preliminary statements of the Agreement is deleted and replaced with a reference to “CNAI”.

2.2 Section 2.01(a) of the Agreement is amended by (i) replacing the phrase “each of CIESCO and Gotham” in the second line thereof with the phrase “each Investor” and (ii) replacing the phrase “CIESCO or Gotham” in the third line thereof with “such Investor”.

2.3 Section 2.02(d) of the Agreement is amended by replacing the phrase “neither CIESCO nor Gotham” in the first line thereof with the phrase “no Investor”.

2.4 Section 2.07 of the Agreement is amended by replacing the name “CIESCO” in the last line thereof with the phrase “an Investor”.

2.5 Section 2.08(a) of the Agreement  is amended by deleting the name “CNAI,” in the first line thereof.

2.6 Section 8.03 of the Agreement is deleted and replaced as follows:

      SECTION 8.03.  BTM and Affiliates.  BTM and any of its Affiliates may generally engage in any kind of business with the Seller, the Collection Agent or any Obligor, any of their respective Affiliates and any
      Person who may do business with or own securities of the Seller, the Collection Agent or any Obligor or any of their respective Affiliates, all as if BTM were not the Program Agent and without any duty to account therefor to the Investor Agents, the Investors or the Banks.

2.7 The following new subsection (e) is inserted at the end of Section 11.03:

      (e)     An Investor, each of its Related Banks and the Investor Agent for such Group may concurrently assign all or a portion of their respective rights and obligations hereunder (including such Investor’s
      Investor Purchase Limit, each such Related Bank’s Bank Commitment and any Receivable Interest owned by them) to an Eligible Investor, one or more Eligible Related Banks and their designated Investor
      Agent,  respectively, thereby adding an Additional Group to this Agreement; provided, however, that:

                                                (i)  the parties to each such assignment shall execute and deliver to the Program Agent, for its acceptance and recording in the Register, a Group Assignment, together with a processing and recordation fee of $2,500;

(ii)  the amount of the Investor Purchase Limit being assigned pursuant to each such assignment, which shall be equal to the aggregate Bank Commitments being assigned pursuant to such Group Assignment, shall in no event be less than 20% of the Purchase Limit; and

(iii)  the purchase price for such assignment shall be equal to the Capital of the portion of the Receivable Interests assigned plus accrued and unpaid Yield and Fees thereon and shall be paid in immediately available funds on the effective date specified in such Group Assignment to the Investor Agent for the assignor Investor and its Related Banks.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Group Assignment, (x) the Eligible Investor, Eligible Related Banks and Investor Agent named therein shall be parties to this Agreement and, to the extent that rights and obligations hereunder have been assigned to them pursuant to such Group Assignment, have the rights and obligations of an Investor, a Bank or an Investor Agent hereunder, as applicable, and (y) the assignor Investor, Related Banks and Investor Agent shall, to the extent that rights and obligations hereunder have been assigned by them pursuant to such Group Assignment, relinquish such rights and be released from such obligations under this Agreement (and, in the case of a Group Assignment covering all or the remaining portion of the rights and obligations of the members of a Group under this Agreement, such members of the assigning Group shall cease to be parties hereto).

2.8 Section 11.04(c) of the Agreement is deleted and replaced as follows:

     (c)           The Seller also shall pay on demand all other costs, expenses and taxes (excluding the cost of auditing an Investor’s books by certified public accountants, the cost of rating an Investor’s commercial paper by independent financial rating agencies and income taxes) incurred by an Investor or any partner or stockholder of an Investor (“Other Costs”), including the taxes (excluding income taxes) resulting from an Investor’s operations, and the reasonable fees and out-of-pocket expenses of counsel for any director, officer or member of an Investor with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to an Investor’s operations; provided that the Seller and any other Persons who from time to time sell receivables or interests therein to an
     Investor (“Other Sellers”) each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and provided further that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

2.9  Each of the references to “Percentage Interest” set forth on the signature pages of the Agreement is amended by (i) with respect to the Percentage Interest for Citibank, N.A.,

reducing the Percentage Interest to 0% and (ii) with respect to the Percentage Interest for The Bank of Tokyo-Mitsubishi UFJ, Ltd., increasing the Percentage Interest to 100%.

SECTION 3. Effectiveness.  This Amendment shall become effective  at such time that (i) executed counterparts of this Amendment have been delivered by each party hereto to each other party hereto, (ii) the Program Agent shall have received duly executed copies of an amendment to the Originator Purchase Agreement in form and substance satisfactory to the Program Agent and dated as of the date hereof, (iii) the Program Agent shall have received duly executed copies of an amendment to the Fee Agreement in form and substance satisfactory to the Program Agent and dated as of the date hereof (the “Fee Agreement Amendment”),  (iv) the Program Agent shall have received payment of the Upfront Fee (as defined in the Fee Agreement Amendment), and (v) the Resignation Agreement shall have become effective.

SECTION 4. Representations and Warranties.  The Seller makes each of the representations and warranties contained in Section  4.01 of the Agreement (after giving effect to this Amendment); provided, that for purposes of the foregoing, Section 4.01(e) of the Agreement is amended by replacing the dates “December 31, 2003” in the second line thereof and “September 30, 2005” in the seventh line and the penultimate line thereof, in each case with the date “December 31, 2007.”  The Collection Agent makes each of the representations and warranties contained in Section 4.02 of the Agreement (after giving effect to this Amendment); provided, that for purposes of the foregoing, Section 4.02(e) of the Agreement is amended by  replacing the dates “December 31, 2003” in the second line thereof and “September 30, 2005” in the seventh line and the penultimate line thereof, in each case with the date “December 31, 2007.”

SECTION 5. Confirmation of Agreement.  Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 6. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 7. Execution in Counterparts.  This Amendment  may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf)  shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK RECEIVABLES CORPORATION

By: /s/ Bruce J. Frost
Title: Assistant Treasurer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as Program Agent
By: /s/ Aditya Reddy
Title: Aditya Reddy
VP and Manager

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH
as an Investor Agent and a Bank
By: /s/ Kenneth Egusa
Title: Kenneth K. Egusa
Authorized Signatory

GOTHAM FUNDING CORPORATION
By: /s/ Louise E. Colby
Title: Louise E. Colby
Vice President

LEXMARK INTERNATIONAL, INC.

By: /s/ Richard A. Pelini
                                                                                                                                                                          Title: VP & Treasurer